Exhibit 99.2

Carvana Co. Announces Launch of Proposed Follow-on Offering of Class A Common Stock

PHOENIX, April 23, 2018 – Carvana Co. (NYSE: CVNA), a leading eCommerce platform for buying used cars, today announced that it has commenced a follow-on public offering of its Class A common stock. Carvana is proposing to sell 6,000,000 shares of Class A common stock and selling stockholders are proposing to sell 4,000,000 shares of Class A common stock. In addition, a selling stockholder has granted the underwriters the right to purchase up to 1,500,000 additional shares of Class A common stock. Carvana will not receive any proceeds from the shares sold by selling stockholders.

Wells Fargo Securities, Citigroup and Deutsche Bank Securities will act as book-running managers for the proposed offering.

The proposed offering will be made only by means of a prospectus. A copy of the preliminary prospectus relating to these securities may be obtained from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, or by phone at 1-800-326-5897, or by email at cmclientsupport@wellsfargo.com, from Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146), or from Deutsche Bank Securities, Attention: Prospectus Group, 60 Wall Street, New York, New York 10005, telephone: 800-503-4611, or by emailing prospectus.CPDG@db.com.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the applicable securities laws of such state or jurisdiction.

About Carvana Co.

Founded in 2012 and based in Phoenix, Carvana’s (NYSE: CVNA) mission is to change the way people buy cars. By removing the traditional dealership infrastructure and replacing it with technology and exceptional customer service, Carvana offers consumers an intuitive and convenient online automotive retail platform. Carvana.com enables consumers to quickly and easily buy a car online, including finding their preferred vehicle, qualifying for financing, getting a trade-in value, signing contracts, and receiving as-soon-as-next-day delivery or pickup of the vehicle from one of Carvana’s proprietary automated Car Vending Machines.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Carvana’s current intentions, expectations or beliefs regarding the proposed Class A common stock offering. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Carvana does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Contact:

Investor Relations:

Carvana

Mike Levin

investors@carvana.com

or

Media Contact:

Carvana

Kate Carver

carvana@olson.com